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                                                                      EXHIBIT 21

                OPTICAL COATING LABORATORY, INC. AND SUBSIDIARIES
                   EXHIBIT 21. SUBSIDIARIES OF THE REGISTRANT

Optical Coating Laboratory, Inc. was incorporated in Delaware in 1948. The Company was reincorporated in California in 1963 and again reincorporated in Delaware in 1987.

As of October 31, 1999, Optical Coating Laboratory, Inc. had the following subsidiaries:

                                                                  PERCENT OF        PLACE OF
SUBSIDIARY NAME                                                   OWNERSHIP      INCORPORATION
---------------                                                   ----------     -------------
OCLI International Service Corporation...........................    100%          California

OCLI Foreign Sales Corporation...................................    100%                Guam

OCLI Optical Coating Laboratory, Ltd.............................    100%            Scotland

OCLI Optical Coating Laboratory GmbH.............................    100%             Germany

OCLI Optical Coatings Espana S.A. ...............................    100%               Spain

Optical Coating Laboratory B.V. .................................    100%         Netherlands

Optical Coating Laboratory EURL..................................    100%              France

Flex Products, Inc...............................................    100%            Delaware

OCLI Asia K.K....................................................    100%               Japan

OPKOR, Inc.......................................................    100%            New York